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                                                                    Exhibit 2.2
                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement Nos. 33-66738, 33-86946, 33-92878, 22-95050, 33-98170, 333-1632,
333-15655, 333-29431 and 333-58605 on Form S-8, Registration Statement No. 333-41111 on Form S-3 and Registration Statement No. 333-03696 on Form S-4 of PETsMART, Inc. of our report dated February 4, 2000 relating to the financial statements of PETsMART.com, Inc. which appears in the Current Report on Form 8-K/A of PETsMART, Inc. dated December 20, 2000.



PricewaterhouseCoopers LLP
Century City, California
March 5, 2001